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                                                                     EXHIBIT 28A
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                                             First Chicago Credit Card Master Trust II
                                                Excess Spread Analysis - May 2001

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Series                                   95-M             95-O             96-Q            96-S             97-U             98-V
Deal Size                              $500MM           $500MM           $900MM          $700MM           $400MM            $1BIL
Expected Maturity                    10/15/02         12/16/02         2/15/02         12/16/02         10/15/02         10/15/01
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

Yield                                 22.33%           22.33%          22.33%           22.33%           22.33%           22.33%
Less:    Coupon                        4.39%            4.39%           4.28%            4.30%            4.28%            4.48%
         Servicing Fee                 1.50%            1.50%           1.50%            1.50%            1.50%            1.50%
         Net Credit Losses             7.32%            7.32%           7.32%            7.32%            7.32%            7.32%
Excess Spread:
         May-01                        9.13%            9.13%           9.23%            9.22%            9.23%            9.04%
         April-01                      8.46%            8.45%           8.56%            8.54%            8.56%            8.40%
         March-01                      9.17%            9.17%           9.27%            9.26%            9.27%            9.09%
Three Month Average Excess             8.92%            8.92%           9.02%            9.01%            9.02%            8.84%
 Spread

Delinquency:
         30 to 59 Days                 1.29%            1.29%           1.29%            1.29%            1.29%            1.29%
         60 to 89 Days                 0.89%            0.89%           0.89%            0.89%            0.89%            0.89%
         90+ Days                      1.80%            1.80%           1.80%            1.80%            1.80%            1.80%
         Total                         3.98%            3.98%           3.98%            3.98%            3.98%            3.98%

Payment Rate                          31.87%           31.87%          31.87%           31.87%           31.87%           31.87%

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Series                                   99-W               99-X               99-Y
Deal Size                              $750MM             $750MM             $550MM
Expected Maturity                     3/15/02            6/16/03            8/15/03
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

Yield                                 22.33%             22.33%             22.33%
Less:    Coupon                        4.35%              4.38%              4.38%
         Servicing Fee                 1.50%              1.50%              1.50%
         Net Credit Losses             7.32%              7.32%              7.32%
Excess Spread:
         May-01                        9.17%              9.14%              9.14%
         April-01                      8.50%              8.46%              8.46%
         March-01                      9.22%              9.18%              9.18%
Three Month Average Excess Spread      8.96%              8.93%              8.93%

Delinquency:
         30 to 59 Days                 1.29%              1.29%              1.29%
         60 to 89 Days                 0.89%              0.89%              0.89%
         90+ Days                      1.80%              1.80%              1.80%
         Total                         3.98%              3.98%              3.98%

Payment Rate                          31.87%             31.87%             31.87%

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